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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements Nos. 333-42420, 333-87937, 333-68715, 333-64617, and 333-47037 on Form S-3 and Nos. 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061, and 33-37293 on Form S-8 of ConAgra Foods, Inc. and subsidiaries of our report dated July 14, 2000, June 21, 2001 as to Note 22 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the Company's consolidated financial statements and financial statement schedule as described in Note 22) appearing in this Annual Report on Form 10-K/A of ConAgra Foods, Inc. and subsidiaries for the year ended May 28, 2000.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska
June 21, 2001

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Exhibit 23
INDEPENDENT AUDITORS' CONSENT